Exhibit 99.1

Gaxos.ai Inc. Announces $3.5 Million Private Placement Priced At-The-Market under Nasdaq Rules

Roseland, NJ, March 13, 2024 (GLOBE NEWSWIRE) -- Gaxos.ai Inc. (NASDAQ: GXAI), (“Gaxos” or the “Company”), a company developing artificial intelligence applications across various sectors, today announced that it has entered into definitive agreements for the purchase and sale of an aggregate of 628,367 shares of common stock (or pre-funded warrant in lieu thereof), series A warrants to purchase up to 628,367 shares of common stock and short-term series B warrants to purchase up to 628,367 shares of common stock at a purchase price of $5.57 per share (or per pre-funded warrant in lieu thereof) and accompanying warrants, in a private placement priced at-the-market under Nasdaq rules. The series A warrants and short-term series B warrants will have an exercise price of $5.50 per share and will be exercisable immediately upon issuance. The series A warrants will expire five and one-half years from the date of issuance and the short-term series B warrants will expire twenty-four months from the date of issuance. The private placement is expected to close on or about March 15, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $3.5 million, prior to deducting placement agent’s fees and other offering expenses payable by Gaxos. Gaxos intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with investors, the Company has agreed to file a resale registration statement covering the securities described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Gaxos.ai Inc.

Gaxos.ai isn’t just developing applications; it’s aim is to redefine the human-AI relationship. Our offerings are being expanded to include health and wellness, as well as gaming. We’re committed to addressing health, longevity, and entertainment, through AI solutions.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements that involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs and are subject to market and other conditions. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Forward-looking statements include statements regarding, the ability of the Company to consummation of the private placement, the satisfaction of the closing conditions of the private placement and the use of proceeds therefrom. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s filings with the SEC.

Gaxos.ai Inc. Company Contact

Investor Relations

E: ir@gaxos.ai

T: 1-888-319-2499